Exhibit 21.1
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                      SUBSIDIARIES OF GLOBESPANVIRATA, INC.
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Name                                      Place of Organization
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Virata Corporation                        Delaware

GlobeSpan International Corp.             Delaware

Ficon Technology, Inc.                    New Jersey

T.Sqware, Inc.                            Delaware

Virata (USA), Inc.                        California

Virata Israel                             Israel

Globespan India Private Limited           India

GlobespanVirata Limited                   United Kingdom

GlobespanVirata Japan K.K.                Japan